Exhibit F

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

Hoop Street Center 1 Corporation.

We consent to the inclusion in the forgoing Registration Statement of Hoop Street Center 1 Corporation (the “Company”) to the Form 1-A of our report dated January 26, 2021 relating to our audit of the balance sheet as of December 31, 2020, and statement of operations, stockholders’ equity and cash flows for the period from September 21, 2020 (inception) to December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

Margate, Florida

February 17, 2021

ASSURANCE DIMENSIONS CERTIFIED PUBLIC ACCOUNTANTS & ASSOCIATES

also d/b/a McNAMARA and ASSOCIATES, PLLC

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 4720 Salisbury Road, Suite 223 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO: 1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA: 2000 Banks Road, Suite 218 | Margate, FL 33063 | Office: 754.800.3400 | Fax: 813.443.5053 www.assurancedimensions.com